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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF ORION POWER HOLDINGS, INC.



Orion Power Capital, LLC
Orion Power MidWest LP, LLC
Orion Power MidWest, L.P.
Twelvepole Creek, LLC
Orion Power New York LP, LLC.
Orion Power New York, L.P.
Astoria Generating Company, L.P.
Erie Boulevard Hydropower, L.P.
Orion Power Development Company, Inc.
Liberty Member, LLC
Liberty MidAtlantic, LLC
Liberty Electric PA, LLC
Liberty Electric Power, LLC
Orion Power MidWest GP, Inc.
Orion Power New York GP, Inc.
Carr Street Generating Station, L.P.
Orion Power New York GP II, Inc.
Orion Power Operating Services, Inc.
Orion Power Marketing and Supply, Inc.
Orion Power Operating Services Midwest, Inc.
Orion Power Operating Services Astoria, inc.
Orion Power Operating Services Coldwater, Inc.
Orion Power Operating Services Carr Street, Inc.
OPOS MidAtlantic, Inc.
OPD Group, Inc.
Beaver River, LLC
Grane Creek, LLC
Free State Electric, LLC
Orion Power Atlantic, Inc.
Orion Power Atlantic, LLC
Orion Power Atlantic, Ltd.
Midwest Ash Disposal, Inc.
MidAtlantic Library, LLC
Eddystone Power, LLC